Exhibit 10.8

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is made effective as of August 31, 2009, by and between FMR LLC, a Delaware limited liability company, with its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109 (“Lender”) and EXA CORPORATION, a Delaware corporation with offices at 55 Network Drive, Burlington, Massachusetts 01803 (“Borrower”).

W I T N E S S E T H:

A. Reference is made to that certain Loan and Security Agreement, dated as of July 14, 2009 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”), by and between the Borrower and the Lender, whereby the Lender has made available certain financing to the Borrower upon the terms and conditions contained therein including a line of credit facility in the maximum principal amount of $4,000,000.00.

B. Borrower has requested that the Lender modify the Loan Agreement so as to extend the Maturity Date (as defined in Section 13.1 of the Loan Agreement) from August 31, 2009 to September 30, 2009. In addition, Borrower has failed to comply with the financial covenant set forth in Section 6.6 of the Loan Agreement (relative to Borrower’s Adjusted Current Ratio) as of the quarter ended July 31, 2009 (the “Existing Default”) and has requested Lender waive such breaches and make certain accommodations in respect thereof. Lender is willing to so accommodate the Borrower’s requests based upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1. Defined Terms. Capitalized terms used herein, unless specified otherwise, shall have the same meanings and/or references as contained in the Loan Agreement.

2. Definitions Modifications. Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein:

Maturity Date is September 30, 2009.

3. Waiver. Upon the effectiveness of this Amendment, Lender hereby waives the Existing Default and all related default interest, in each case, retroactively to the date of occurrence of such Existing Default (including waiver of any continuance of such Existing Default), and hereby releases the Borrower from any and all claims with respect to the Existing Default. This waiver and release is limited as specified, and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything to the contrary contained in this Amendment to the contrary, Lender expressly reserves the right to exercise any and all of its rights and remedies under the Loan Agreement and such other documents and applicable law in respect of any Event of Default or event, which with the passage of time or notice or both would become an Event of Default (other than the Existing Default).

4. Fees. Borrower shall reimburse Lender for all legal fees and expenses incurred in connection with this Amendment.

5. Consistent Changes. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. Ratification of Loan Documents. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Lender, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Lender with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Lender, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Lender from any liability thereunder.

8. Continuing Validity. Borrower understands and agrees that in modifying the existing Obligations, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers of Loan Documents, unless the party is expressly released by Lender in writing. No maker will be released by virtue of this Amendment.

9. Miscellaneous. This Amendment shall be governed by the laws of The Commonwealth of Massachusetts, shall take effect as a sealed instrument and may be executed in counterparts which when taken together shall constitute one document.

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		LENDER:

EXA CORPORATION		FMR LLC

By:	/s/ Edmond L. Furlong	By:	/s/ Steven F. Schiffman
Name:	Edmond L. Furlong	Name:	Steven F. Schiffman
Title:	COO/CFO	Title:	Treasurer